Exhibit 15.1

Consent of Cayman Counsel

Our ref:    SSY/611552-000001/11027838v2

Direct tel    +852 3690 7498

Email    sophie.yu@maplesandcalder.com

China Techfaith Wireless Communication Technology Limited

Tower D, Mfox Plaza, Ke Chuang 12th Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 101111

People’s Republic of China

27 April 2017

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2016, which will be filed with the Securities and Exchange Commission on 27 April 2017.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP